                                                                    Exhibit 23.6

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 and related Prospectus of Eastern Environmental Services, Inc. and to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 33-25155, filed on October 24, 1988), the Registration Statement on Form S-8 (Post-Effective Amendment No. 2 to Registration No. 33-21251, filed on May 4, 1990), the Registration Statement on Form S-8 (Registration No. 33-37374, filed on October 18, 1990), the Registration Statement on Form S-8 (Registration No. 33-45250, filed on January 27, 1992), the Registration Statement on Form S-3 (Registration No. 333-00283, filed on February 14, 1996), and this Registration Statement on Form S-3 and related Prospectus of Eastern Environmental Services, Inc., of our report dated March 3, 1997, with respect to the combined financial statements of Donno Company, Inc. and affiliates included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated January 31, 1997 (as amended on Form 8-K/A filed April 15, 1997), both filed with the Securities and Exchange Commission.






                                     /s/ Paternostro, Callahan & DeFreitas, LLP



Mineola, New York
May 14, 1997